UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  March 10, 2012

Fuel Doctor Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-161052	26-2274999
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

23961 Craftsman Road L, Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (818) 224-5678

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On March 10, 2012 (the “Effective Date”), Fuel Doctor Holdings, Inc. (the “Company”) entered into an agency agreement (the “Agreement”) with IMPEX Holding Co. Ltd. (“Agent”) pursuant to which the Agent will have the exclusive right and license to sell, market and distribute the Company’s fuel saving component which reduces the utilization of fuel known as “Fuel Doctor” (the “Product”) to potential clients in Italy, France, Spain, Greece and Poland (the “Territory”). The exclusivity of the Agreement is subject to the Agent meeting certain minimum purchase orders requirements during the Term (as defined below) of the Agreement as set forth below:

Contract Year Ending:	Minimum Number of Units Requirement
First six months (04/01/2012-09/30/2012)	6,000
Second six months (10/01/2012-3/31/2013)	10,000
Second year (04/01/2013-3/31/2014)	70,000
Third year (04/01/2014-3/31/2015)	200,000
Fourth year (04/01/2015-3/31/2016)	400,000
Fifth year (04/01/2016-12/31/2017)	500,000

Agreement shall have an initial term commencing on the Effective Date and ending on December 31, 2017 (the (“Term”), unless terminated (i) by either party upon a material breach of the Agreement (ii) By the Company upon a change of ownership of the Agent or (iii) by mutual written agreement of the parties.  The Agent shall have the option to extend the term for an additional five-year term upon delivery of written notice to Company no earlier than 180 days or later than 90 days prior to the expiration of the Term and the option shall be based on satisfying, among other things,  the quantity order requirements set forth below:

Contract Year Ending:	Minimum Number of Units Requirement
Sixth year (04/01/2017-3/31/2018)	620,000
Seventh year (04/01/2018-3/31/2019)	760,000
Eighth year (04/01/2019-3/31/2020)	900,000
Ninth year (04/01/2020-3/31/2021)	810,000
Tenth year (04/01/2021-3/31/2022)	690,000

In consideration for the grant of the exclusive license, the Agent agreed to provide the Company with certain fees for the each Product purchased by Agent.  The fees payable to the Company shall be for a period of 12 months after the Effective Date of the Agreement and thereafter the Company and Agent may mutually agree upon any price modification.  In the event that the parties fail to agree upon such price modifications, the Agreement shall be terminated immediately.

The foregoing information is a summary of the agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01

Financial Statements and Exhibits.

10.1

Agency Agreement, dated January 1, 2012, by and between Fuel Doctor Holdings, Inc. and IMPEX Holding Co. Ltd.†

_________________

†

Confidential treatment is requested for certain confidential portions of this exhibit pursuant to Rule 24b-2 under the Exchange Act. In accordance with Rule 24b-2, these confidential portions have been omitted from this exhibit and filed separately with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL DOCTOR HOLDINGS, INC.

Date:  March 29, 2012

By: /s/ Mark Soffa

Mark Soffa

Chief Executive Officer

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